Exhibit 1.1


                                                                  EXECUTION COPY


                                  $600,000,000

                     IMC HOME EQUITY LOAN OWNER TRUST 1998-4

              Adjustable Rate Home Equity Loan Asset Backed Notes,
                                  Series 1998-4

                             UNDERWRITING AGREEMENT
                                                                   June 19, 1998

PAINEWEBBER INCORPORATED
As representative of the several underwriters
1285 Avenue of the Americas
New York, New York  10019

Dear Sirs:

         IMC Securities, Inc. (the "Depositor"), a Delaware corporation, has authorized (i) the creation of IMC Home Equity Loan Owner Trust 1998-4, a Delaware business trust (the "Issuer"), pursuant to the Trust Agreement, dated as of June 1, 1998 (the "Trust Agreement"), between the Depositor and Wilmington Trust Company ("Wilmington Trust"), as owner trustee (the "Owner Trustee") and
(ii) the issuance and sale of $600,000,000 aggregate original principal amount of the Issuer's Adjustable Rate Home Equity Loan Asset Backed Notes Series 1998-4 (the "Notes"). The Notes will evidence non-recourse obligations of, and will be issued by, the Issuer pursuant to the terms of the Indenture, dated as of June 1, 1998 (the "Indenture"), between the Issuer and The Chase Manhattan Bank, as indenture trustee (the "Indenture Trustee"). Pursuant to the Trust Agreement, the Issuer also will issue certificates evidencing the residual interest in the Issuer (the "Residual Interest"). The Residual Interest and the Notes are sometimes collectively referred to as the "Securities."

         The Notes will be secured by a trust estate (the "Trust Estate") consisting primarily of a pool of adjustable-rate home equity loans secured by mortgages or deeds of trust creating first or second liens on primarily one- to four-family residential properties (the "Home Equity Loans") and such amounts as may be held by the Indenture Trustee in any accounts for the Owners. The Notes will initially be secured by (i) Home Equity Loans in an amount of approximately $450,000,000 (the "Initial Home Equity Loans") as of the close of business on June 1, 1998 (the "Cut-Off Date") and (ii) funds deposited in the Pre-Funding Account (the "Pre-Funding Account") and the Capitalized Interest Account (the "Capitalized Interest Account"). The Initial Home Equity Loans will be sold by IMC Mortgage Company ("IMC") to the Depositor, and by the Depositor to the Issuer pursuant to the Sale and Servicing Agreement, dated as of June 1, 1998 (the "Sale and Servicing Agreement"), among IMC, as seller (the "Seller") and as servicer (the


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"Servicer"), the Depositor, the Indenture Trustee and the Issuer. Pursuant to
the Sale and Servicing Agreement, the Servicer will service the Home Equity Loans on behalf of the Issuer. On the Closing Date, approximately $150,000,000 will be deposited in the name of the Indenture Trustee in the Pre-Funding Account. It is intended that additional Home Equity Loans satisfying the criteria specified in the Sale and Servicing Agreement (the "Subsequent Home Equity Loans") will be purchased by the Issuer for inclusion in the Trust Estate from the Depositor from time to time on or before August 15, 1998 from funds on deposit in the Pre-Funding Account pursuant to the terms of the applicable Subsequent Transfer Agreement (each, a "Subsequent Transfer Agreement"). Funds in the Capitalized Interest Account will be applied by the Indenture Trustee to cover shortfalls in interest during the Funding Period (as described in the Prospectus Supplement) on the Notes attributable to the provisions allowing for purchase of Subsequent Home Equity Loans after the Cut-Off Date.

         The Notes will have the benefit of a financial guaranty insurance policy (the "Insurance Policy") issued by MBIA Insurance Corporation (the "Note Insurer"), issued pursuant to the Insurance Agreement, dated as of June 1, 1998 (the "Insurance Agreement") among the Seller, the Servicer, the Depositor, the Indenture Trustee and the Note Insurer. The Note Insurer, the Seller, the Depositor, PaineWebber Incorporated, Bear, Stearns & Co. Inc., Deutsche Bank Securities Inc. and Nomura Securities International, Inc. as Underwriters, also will enter into an Indemnification Agreement, dated as of June 26, 1998 (the "Indemnification Agreement"). This Agreement, the Trust Agreement, the Sale and Servicing Agreement, the Indenture, the Indemnification Agreement, the Insurance Agreement and any Subsequent Transfer Agreement are sometimes referred to herein collectively as the "Agreements". A form of each of the Trust Agreement, the Indenture and the Sale and Servicing Agreement has been filed as an exhibit to the Registration Statement (hereinafter defined).

         The Notes are more fully described in a Registration Statement which the Depositor has furnished to the Underwriters. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreements.

         The Notes are being purchased by the Underwriters named in Schedule A hereto (the "Underwriters"), and the Underwriters are purchasing, severally, only the Notes set forth opposite their names in Schedule A, except that the amounts purchased by the Underwriters may change in accordance with Section 10 of this Agreement. PaineWebber Incorporated (the "Representative") is acting for itself and as representative of the other Underwriters.

         SECTION 1. Representations and Warranties of the Depositor. The Depositor represents and warrants to, and agrees with the Underwriters that:

          A.    A Registration Statement on Form S-3 (No. 333-48429) has
         (i) been prepared by the Depositor in conformity with the requirements of the Securities Act of 1933 (the "Securities Act"), the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") under the Securities Act and the Trust


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         Indenture Act, (ii) been filed with the Commission under the Securities
         Act and (iii) become effective under the Securities Act. Copies of such Registration Statement have been delivered by the Depositor to the Underwriters. As used in this Agreement, "Effective Time" means the date and the time as of which such Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Registration Statement" means such registration statement, at the Effective Time, including any documents incorporated by reference therein at such time; and "Basic Prospectus" means such final prospectus dated May 29, 1998; and "Prospectus Supplement" means the final prospectus supplement relating to the Notes, to be filed with the Commission pursuant to paragraph (2), (3) or (5) of Rule 424(b) of the Rules and Regulations. "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. Reference made herein to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of the Prospectus and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934 (the "Exchange Act") after the date of the Prospectus, and incorporated by reference in the Prospectus and any reference to any amendment to the Registration Statement shall be deemed to include any report of the Depositor filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Prospectus. There are no contracts or documents of the Depositor which are required to be filed as exhibits to the Registration Statement pursuant to the Securities Act, the Rules and Regulations or the Trust Indenture Act which have not been so filed or incorporated by reference therein on or prior to the Effective Date of the Registration Statement other than such documents or materials, if any, as any Underwriter delivers to the Depositor pursuant to Section 4(B) hereof for filing on Form 8-K. The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

         B. The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations. The Registration Statement, as of the Effective Date thereof and of any amendment thereto, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus as of its date, and as amended or supplemented as of the Closing Date, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Depositor in writing by the Underwriters expressly for use


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         therein. The only information furnished by the Underwriters or on behalf of the Underwriters for use in connection with the preparation of the Registration Statement or the Prospectus is described in Section 8(I) hereof.

         C. The documents incorporated by reference to the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation is made as to documents deemed to be incorporated by reference in the Prospectus as the result of filing a Form 8-K at the request of the Underwriters except to the extent such documents reflect information furnished by the Depositor to the Underwriters for the purpose of preparing such documents.

         D. Since the respective dates as of which information is given in the Prospectus, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of the Depositor, otherwise than as set forth or contemplated in the Prospectus as supplemented or amended as of the Closing Date.

         E. The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties, to conduct the business in which it is engaged and to enter into and perform its obligations under each Agreement to which it is a party and to cause the Securities to be issued.

         F. There are no actions, proceedings or investigations pending with respect to which the Depositor has received service of process before or threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject (a) which if determined adversely to the Depositor would have a material adverse effect on the business or financial condition of the Depositor, (b) asserting the invalidity of any of the Agreements or the Securities, (c) seeking to prevent the issuance of the Securities or the consummation by the Depositor of any of the transactions contemplated by the Agreements, or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, the Agreements or the Securities.


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         G.    This Agreement has been, and each other Agreement to which the Depositor is a party when executed and delivered as contemplated hereby and thereby will have been, duly authorized, executed and delivered by the Depositor, and this Agreement constitutes, and each such other Agreement when executed and delivered as contemplated herein, will constitute, legal, valid and binding instruments enforceable against the Depositor in accordance with their respective terms, subject as to enforceability to (x) applicable bankruptcy, reorganization, insolvency moratorium or other similar laws affecting creditors' rights generally, (y) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (z) with respect to rights of indemnity under this Agreement and the Indemnification Agreement, limitations of public policy under applicable securities laws.

         H. The execution, delivery and performance of each Agreement to which the Depositor is a party and the consummation of the transactions contemplated hereby and thereby, and the issuance and delivery of the Notes do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party, by which the Depositor is bound or to which any of the properties or assets of the Depositor or any of its subsidiaries is subject, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Depositor, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of the Depositor or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Depositor.

         I.    The Depositor has no reason to believe that either Coopers
         & Lybrand L.L.P. or Deloitte & Touche LLP are not independent public accountants with respect to the Depositor as required by the Securities Act and the Rules and Regulations.

         J. The direction by the Depositor to the Owner Trustee to execute, issue and deliver and the direction by the Depositor to the Indenture Trustee to authenticate the Notes has been duly authorized by the Depositor, and assuming the Owner Trustee and the Indenture Trustee have been duly authorized to do so, when executed, authenticated, issued and delivered in accordance with the Indenture, the Notes will be validly issued and outstanding and will be entitled to the benefits provided by the Indenture.

         K. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the Securities and the sale of the Notes to the Underwriters, or the consummation by the Depositor of the other transactions contemplated by the Agreements except such consents, approvals, authorizations, registrations or qualifications as may be required under state


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         securities or blue sky laws in connection with the purchase and distribution of the Notes by the Underwriters or as have been obtained.

         L. The Depositor possesses all material licenses, certificates, authorities or permits issued by the appropriate State, Federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus, and the Depositor has not received notice of any proceedings relating to the revocation or modification of any such license, certificate, authority or permit which if decided adversely to the Depositor would, singly or in the aggregate, materially and adversely affect the conduct of its business, operations or financial condition.

         M. At the time of execution and delivery of the Sale and Servicing Agreement, the Depositor will: (i) have beneficial title to the Initial Home Equity Loans conveyed by the Seller, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens"); (ii) not have assigned to any person any of its right or title in the Initial Home Equity Loans or in the Sale and Servicing Agreement or in the Notes being issued pursuant to the Indenture and (iii) have the power and authority to sell its interest in the Initial Home Equity Loans to the Issuer and to sell the Notes to the Underwriters. Upon execution and delivery of the Sale and Servicing Agreement by the Issuer, the Issuer will have acquired beneficial ownership of all of the Depositor's right, title and interest in and to the Initial Home Equity Loans. Upon execution and delivery of the Indenture by the Issuer and the Indenture Trustee, the Indenture Trustee will have a valid and perfected security interest in the Trust Estate free of any other Liens. Upon delivery to the Underwriters of the Notes, the Underwriters will have good title to the Notes, free of any Liens.

         N.    At the time of execution and delivery of any Subsequent
         Transfer Agreement, the Depositor will: (i) have beneficial title in the Subsequent Home Equity Loans conveyed by the Seller, free and clear of any Liens; (ii) not have assigned to any person any of its right or title in the Subsequent Home Equity Loans or in the Sale and Serving Agreement or in the Notes being issued pursuant to the Indenture; and
         (iii) have the power and authority to sell the Subsequent Home Equity Loans to the Issuer. Upon execution and delivery of the Subsequent Transfer Agreement by the Issuer, the Issuer will acquire beneficial ownership of all of the Depositor's right, title and interest in and to the Subsequent Home Equity Loans.

         O.    As of the Cut-Off Date, each of the Initial Home Equity
         Loans will meet the eligibility criteria described in the Prospectus and will conform to the descriptions thereof contained in the Prospectus.

         P. As of any Subsequent Transfer Date, each of the Subsequent Home Equity Loans will meet the eligibility criteria described in the Prospectus and will conform to the descriptions thereof contained in the Prospectus.


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         Q.     Neither the Depositor nor the Issuer is an "investment
         company" within the meaning of such term under the Investment Company Act of 1940 (the "1940 Act") and the rules and regulations of the Commission thereunder.

         R. At the Closing Date, the Notes and each Agreement will conform in all material respects to the descriptions thereof contained in the Prospectus.

         S. At the Closing Date, the Notes shall have been rated in the respective rating categories by the nationally recognized rating agencies, as described in the Prospectus Supplement under "Ratings".

         T. Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of each Agreement and the Securities have been paid or will be paid at or prior to the Closing Date.

         U. At the Closing Date, each of the representations and warranties of the Depositor set forth in each Agreement to which it is a party will be true and correct in all material respects.

         Any certificate signed by an officer of the Depositor and delivered to an Underwriter or counsel for the Underwriters in connection with an offering of the Notes shall be deemed, and shall state that it is, a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this Section 1 are made.

         SECTION 2. Purchase and Sale. The commitment of the Underwriters to purchase the Notes pursuant to this Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth. The Depositor agrees to instruct the Issuer to issue the Notes and agrees to sell to each Underwriter, and each Underwriter agrees (except as provided in Sections 10 and 11 hereof) severally and not jointly to purchase from the Depositor the aggregate initial principal amounts of the Notes set forth opposite their names on Schedule A, at the purchase price or prices set forth in Schedule A. The Underwriters may offer the Notes to certain dealers at such price less a concession not in excess of the amount set forth in Schedule A. The Underwriters may allow and such dealers may reallow a discount to certain dealers not in excess of the amount set forth in Schedule A.

         SECTION 3. Delivery and Payment. Delivery of and payment for the Notes to be purchased by the Underwriters shall be made at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, or at such other place as shall be agreed upon by the Representative and the Depositor at 10:00 A.M. New York City time on June 26, 1998, or at such other time or date as shall be agreed upon in writing by the Representative and the Depositor (such date being referred to as the "Closing Date"). Payment shall be made to the Depositor by wire transfer of same day funds payable to the account of the Depositor. Delivery of the Notes


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shall be made to the Representative for the accounts of the applicable
Underwriters against payment of the purchase price thereof. The Notes shall be in such authorized denominations and registered in such names as the Representative may request in writing at least two business days prior to the Closing Date. The Notes will be made available for examination by the Representative no later than 2:00 P.M. New York City time on the first business day prior to the Closing Date.

         SECTION 4. Offering by the Underwriters.

         A. It is understood that, subject to the terms and conditions hereof, the Underwriters propose to offer the Notes for sale to the public as set forth in the Prospectus.

         B. It is understood that each Underwriter may prepare and provide to prospective investors certain Computational Materials and ABS Term Sheets in connection with the offering of the Notes, subject to the following conditions:

                           1. In connection with its use of Computational Materials, the applicable Underwriter shall comply with all applicable requirements of the No-Action Letter, dated May 20, 1994, issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Division of Corporation Finance of the Commission in response to the request of the Public Securities Association ("PSA"), dated May 23, 1994 (collectively, the "Kidder/PSA Letters"), as well as the PSA Letter referred to below. In connection with its use of ABS Term Sheets, the applicable Underwriter shall comply with all applicable requirements of the No-Action Letter dated February 17, 1995, issued by the Division of Corporation Finance of the Commission to PSA (the "PSA Letter" and, together with the Kidder/PSA Letters, the "No-Action Letters").

                           2. The term "Computational Materials" as used herein shall have the meaning given to such term in the No-Action Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by or at the direction of the applicable Underwriter. The terms "ABS Term Sheets," "Collateral Term Sheets" and "Structural Term Sheets" as used herein shall have the meanings given to such terms in the PSA Letter, but shall include only those ABS Term Sheets, Collateral Term Sheets or Structural Term Sheets that have been prepared or delivered to prospective investors by or at the direction of the applicable Underwriter.

                           3. All Computational Materials and ABS Term Sheets provided to prospective investors that are required to be filed pursuant to the No-Action Letter shall bear a legend in a form previously agreed upon by the Depositor and the applicable Underwriter.

                           4. Any Computational Materials and ABS Term Sheets are subject to review by and approval of the Depositor prior to their distribution to any prospective investors


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         and a copy of such Computational Materials and ABS Term Sheets as are delivered to prospective investors shall, in addition to the following delivery requirements, be delivered to the Depositor simultaneously with delivery to prospective investors.

                           5. Each applicable Underwriter shall provide to the Depositor, for filing on Form 8-K as provided in Section 5(E), two printed copies and one electronic copy on diskette (in such format as required by the Depositor) of all Computational Materials and ABS Term Sheets distributed by such Underwriter and that are required to be filed with the Commission pursuant to the No-Action Letters. Each delivery of Computational Materials or ABS Term Sheets to the Depositor pursuant to this paragraph shall be effected by delivering one printed copy and one electronic copy on diskette of such materials to counsel for the Depositor on behalf of the Depositor and one printed copy of such materials to the Depositor. An Underwriter may provide copies of the foregoing in a consolidated or aggregate form that includes all information required to be filed by such Underwriter. All Computational Materials and ABS Term Sheets described in this Section must be provided to the Depositor no later than 10:00 a.m., New York time, on the Business Day before the date on which filing thereof is required pursuant to the terms of this Agreement. Each Underwriter agrees that it will not provide to any investor or prospective investor of the Notes any Computational Materials or ABS Terms Sheets on or after the day on which Computational Materials and ABS Term Sheets are required to be provided to the Depositor pursuant to this Section (other than copies of Computational Materials or ABS Term Sheets previously submitted to the Depositor in accordance with this Section for filing pursuant to Section 5(E), unless such Computational Materials or ABS Term Sheets are preceded or accompanied by the delivery of a Prospectus to such investor or prospective investor.

                           6. All information included in the Computational Materials and ABS Term Sheets shall be generated based on substantially the same methodolgy and assumptions that are used to generate the information in the Prospectus Supplement as set forth therein; provided, however, that the Computational Materials and ABS Term Sheets may include information based on alternative methodologies or assumptions specified therein. If any Computational Materials or ABS Term Sheets that are required to be filed contain any material error, to the extent the Prospectus Supplement does not specifically correct such error, the Underwriters shall prepare revised corrected Computational Materials or ABS Term Sheets, as the case maybe, circulate such revised Computational Materials or ABS Term Sheets, as the case may be, to all recipients of the preliminary versions thereof that indicated orally to the Underwriter that they would purchase all or any portion of the Notes and include such revised Computational Materials or ABS Term Sheets (marked "as revised") in the materials delivered to the Depositor pursuant to Section 4(B)(5) hereof.

                           7. The Depositor shall not be obligated to file any Computational Materials or ABS Term sheets that (i) in the reasonable determination of the Depositor and the Underwriters and their respective counsel are not required to be filed pursuant to the No-Action Letters or (ii) have been determined to contain any material error; provided that, at


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         the request of an Underwriter, the Depositor will file Computational
         Materials or ABS Term Sheets that contain a material error if clearly marked "superseded by materials dated __________" and accompanied by corrected Computational Materials or ABS Term sheets that are marked "material previously dated _________, as corrected.".

         C. Each Underwriter represents and warrants and agrees with the Depositor that, as of the date hereof and the Closing Date, (i) the Computational Materials and ABS Term Sheets furnished to the Depositor pursuant to Section 4(B)(5) constitute (either in original, aggregated or consolidated form) all of the materials furnished to prospective investors by the Underwriter prior to the time of delivery thereof to the Depositor that are required to be filed with the Commission with respect to the Notes in accordance with the No-Action Letters, and such Computational Materials and ABS Term Sheets comply with the requirements of the No-Action Letters, (ii) the Underwriter has not and will not represent to potential investors that any Computational Materials or ABS Term Sheets were prepared or disseminated on behalf of the Depositor, and (iii) all Computational Materials and ABS Term Sheets (or underlying materials distributed to prospective investors on which the Computational Materials and ABS Term Sheets were based) contained and will contain the legend in the form previously agreed upon by the Depositor and the Underwriters as required by Section 4(B)(3) hereof.

         Notwithstanding the foregoing, the Underwriters make no representation or warranty as to whether any Computational Materials or ABS Term Sheets (or any written or electronic materials furnished to prospective investors on which the Computational Materials or ABS Term Sheets are based) included or will include any inaccurate statement resulting directly from any error contained in the Seller-Provided Information provided to the Underwriters by the Depositor.

         D.     If an Underwriter does not provide any Computational
         Materials or ABS Term Sheets to the Depositor pursuant to Section 4(B)(4), the Underwriter shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Notes that is required to be filed with the Commission in accordance with the No-Action Letters.

         SECTION 5. Covenants of the Depositor and IMC. The Depositor and, to the extent the provisions of Section 5(I) below relate to IMC, IMC each agrees as follows:

         A. To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the availability of the Prospectus to the Underwriters to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the Closing Date except as permitted herein; to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective prior to the Closing Date or any supplement to the Prospectus or any amended


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         Prospectus has been filed prior to the Closing Date and to furnish the
         Underwriters with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Depositor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes; to promptly advise the Underwriters of its receipt of notice of the issuance by the Commission of any stop order or of: (i) any order preventing or suspending the use of the Prospectus; (ii) the suspension of the qualification of the Notes for offering or sale in any jurisdiction; (iii) the initiation of or threat of any proceeding for any such purpose; (iv) any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information. In the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, the Depositor promptly shall use its best efforts to obtain the withdrawal of such order by the Commission.

         B. To furnish promptly to the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

         C. To deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case including exhibits); (ii) the Prospectus and any amended or supplemented Prospectus; and (iii) any document incorporated by reference in the Prospectus (including exhibits thereto). If the delivery of a prospectus is required at any time prior to the expiration of nine months after the Effective Time in connection with the offering or sale of the Notes, and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Depositor shall notify the Underwriters and, upon the Underwriters' request, shall file such document and prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which corrects such statement or omission or effects such compliance, and in case the Underwriters are required to deliver a Prospectus in connection with sales of any of the Notes at any time nine months or more after the Effective Time, upon the request of the Underwriters but at their expense, the Depositor shall prepare and deliver to the Underwriters as many copies as the Underwriters may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

         D. To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Depositor or the Underwriters, be required by the Securities Act, the Trust Indenture Act or requested by the Commission.

         E.     The Depositor will cause any Computational Materials and
         ABS Term Sheets with respect to the Notes which are delivered by any Underwriter to the Depositor as provided in Section 4(B)(5) to be filed with the Commission on a Current Report on Form 8-K (the "Form 8-K -- Computational Materials") at or before the time of filing of the Prospectus pursuant to Rule 424(b) under the Securities Act; to cause any ABS Term Sheets with respect to the Notes that are delivered to the Depositor as provided in Section 4(B)(5) to be filed with the Commission on one or more Current Reports on Form 8-K (i) at or before the time of filing of the Prospectus pursuant to Rule 424(b) of the Rules and Regulations in the case of Structural Term Sheets, and (ii) within two Business Days of first use in the case of Collateral Term Sheets. Prior to any such filing of Computational Materials or ABS Term Sheets (other than any Collateral Term Sheets that are not based on Home Equity Loan information provided to the Underwriters by the Depositor) by the Depositor, however, the applicable Underwriter must comply with its obligations pursuant to Section 4(B) and the Depositor must receive a letter from independent, certified public accountants, satisfactory in form and substance to the Depositor, the Depositor's counsel and the applicable Underwriter, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Depositor and the applicable Underwriter, as a result of which they determined that all information that is included in the Computational Materials and ABS Term Sheets (if any) provided by such Underwriter to the Depositor for filing on Form 8-K, as provided in Section 4(B) and this Section 5(E), is accurate except as to such matters that are not deemed by the Depositor to be material. The Depositor shall file any corrected Computational Materials or ABS Term Sheets described in Section 4(B)(7) as soon as practicable following receipt thereof.

         F. To furnish the Underwriters and counsel for the Underwriters, prior to filing with the Commission, and to obtain the consent of the Underwriters for the filing of the following documents relating to the
         Notes: (i) amendment to the Registration Statement or supplement to the Prospectus, or document incorporated by reference in the Prospectus, or
         (ii) Prospectus pursuant to Rule 424 of the Rules and Regulations.

         G. To make generally available to holders of the Notes as soon as practicable, but in any event not later than 90 days after the close of the period covered thereby, a statement of earnings of the Issuer (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Depositor, Rule 158) and covering a period of at least twelve consecutive months beginning not later than the first day of the first fiscal quarter following the Closing Date.

         H. To use its best efforts, in cooperation with the Underwriters, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States or elsewhere as the Underwriters may designate, and maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Notes. The Depositor will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been so qualified.

         I. Unless the Underwriters shall otherwise have given their written consent, no pass-through certificates or debt instruments backed by home equity loans or other similar securities representing interest in or secured by other mortgage-related assets originated or owned by the Depositor or IMC shall be publicly offered, sold nor shall the Depositor or IMC enter into any contractual arrangements that contemplate the public offering or sale of such securities for a period of seven (7) business days following the commencement of the offering of the Notes to the public.

         J. So long as the Notes shall be outstanding the Depositor shall cause the Indenture Trustee, pursuant to the Sale and Servicing Agreement, to deliver to the Underwriters as soon as such statements are furnished to the Owners: (i) the annual statement as to compliance delivered to the Indenture Trustee pursuant to Section 4.16 of the Sale and Servicing Agreement; (ii) the annual statement of a firm of independent public accountants furnished to the Indenture Trustee pursuant to Section 4.17 of the Sale and Servicing Agreement; (iii) the monthly servicing report furnished to the Trustee pursuant to Section
         3.08 of the Sale and Servicing Agreement; and (iv) the monthly reports furnished to the Noteholders pursuant to Section 3.09 of the Indenture.

         K. To apply the net proceeds from the sale of the Notes in the manner set forth in the Prospectus.

         SECTION 6. Conditions to the Underwriters' Obligations. The obligations of the Underwriters to purchase the Notes pursuant to this Agreement are subject to: (i) the accuracy on and as of the Closing Date of the representations and warranties on the part of the Depositor and IMC herein contained; (ii) the performance by the Depositor of all of its obligations hereunder; and (iii) the following conditions as of the Closing Date:

         A. The Underwriters shall have received confirmation of the effectiveness of the Registration Statement. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission. Any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with.

         B. The Underwriters shall not have discovered and disclosed to the Depositor on or prior to the Closing Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact or omits to state a fact which, in the opinion of Stroock & Stroock & Lavan LLP, counsel for the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

         C. All corporate proceedings and other legal matters relating to the authorization, form and validity of the Agreements, the Issuer, the Notes, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to the Underwriters and their counsel, and the Depositor shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

         D. Arter & Hadden LLP shall have furnished to the Underwriters their written opinion, as counsel to the Depositor, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

                                    1. The conditions to the use by the
                  Depositor of a registration statement on Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus.

                                    2. The Registration Statement and any
                  amendments thereto have become effective under the Securities Act; to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn and no proceedings for that purpose have been instituted or threatened and not terminated; and the Registration Statement, the Prospectus and each amendment or supplement thereto, as of their respective effective or issue dates (other than the financial and statistical information contained therein, as to which such counsel need express no opinion), complied as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder.

                                    3. To the best of such counsel's knowledge,
                  there are no material contracts, indentures or other documents of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

                                    4. The statements set forth in the Basic
                  Prospectus under the captions "Description of The Securities", "Servicing of Mortgage Loans" and "The Indenture" and in the Prospectus Supplement under the captions "Description of the Notes" and "Administration," to the extent such statements purport to summarize certain provisions of the Notes or of the Agreements, are fair and accurate in all material respects.

                                    5. The statements set forth in the Basic
                  Prospectus and the Prospectus Supplement under the captions "ERISA Considerations" and "Federal Income Tax Consequences" to the extent that they constitute matters of federal law, provide a fair and accurate summary of such law or conclusions.

                                    6. The Agreements conform in all material
                  respects to the descriptions thereof contained in the Prospectus. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended and complies with the requirements of the Trust Indenture Act and the applicable Rules and Regulations.

                                    7. Neither the Depositor nor the Issuer is
                  an "investment company" or under the "control" of an "investment company" as such terms are defined in the 1940 Act.

                                    8. For federal income tax purposes, the
                  Notes will be treated as debt obligations of the Issuer, and the Issuer will not be characterized as an association (or publicly traded partnership) taxable as a corporation.

                                    9. The Notes will, when issued, conform to
                  the descriptions thereof contained in the Prospectus.

                                    10. The Notes, when duly and validly
                  executed, authenticated and delivered in accordance with the Indenture and delivered to the Underwriters and paid for in accordance with the Underwriting Agreement, will be entitled to the benefits of the Indenture.

         Such counsel shall also have furnished to the Underwriters a written statement, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters to the effect that no facts have come to the attention of such counsel which lead them to believe that: (a) the Registration Statement, at the time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except as to financial or statistical data contained in the Registration Statement); (b) the Prospectus, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (c) any document incorporated by reference in the Prospectus or any further amendment or supplement to any such incorporated document made by the Depositor prior to the Closing Date contained, as of the time it became effective or was filed with the Commission, as the case may be, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         E. The Underwriters shall have received the favorable opinion, dated the Closing Date, of Arter & Hadden LLP, special counsel to the Depositor, addressed to the Depositor and satisfactory to Standard & Poor's, a division of the McGraw-Hill Companies Inc., Moody's Investors Service, Inc. and the Underwriters, with respect to certain matters relating to the transfer of the Initial Home Equity Loans to the Depositor and from the Depositor to the Issuer, and such counsel shall have consented to the reliance on such opinion by Standard & Poor's, a division of the McGraw-Hill Companies, Moody's Investors Service, Inc. and the Underwriters as though such opinion had been addressed to each such party.

         F. Mitchell W. Legler, P.A., special counsel for IMC, in IMC's capacity as both Seller and Servicer under the Sale and Servicing Agreement, and/or Arter & Hadden LLP shall have furnished to the Underwriters their written opinion or opinions, addressed to the Underwriters and the Depositor and dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

                                    1. IMC has been duly organized and is
                  validly existing as a corporation in good standing under the laws of the State of Florida and has duly authorized all actions contemplated hereby.

                                    2. IMC has full power and authority to serve
                  in the capacity of seller and servicer of the Home Equity Loans as contemplated in the Sale and Servicing Agreement and to transfer the Home Equity Loans to the Depositor as contemplated in the Sale and Servicing Agreement and has the requisite power and authority and legal right to own the Residual Interest.

                                    3. This Agreement and the Sale and Servicing
                  Agreement have been duly authorized, executed and delivered by IMC and, assuming the due authorization, execution and delivery of such agreements by the other parties thereto, constitute the legal, valid and binding agreements of IMC, enforceable against IMC in accordance with their terms, subject as to enforceability to (x) bankruptcy, insolvency, reorganization, moratorium, receivership or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) the qualification that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion, with respect to such remedies, of the court before which any proceedings with respect thereto may be brought.

                                    4. No consent, approval, authorization,
                  order, registration or qualification of or with any court or governmental agency or body having jurisdiction over IMC is required for the consummation the Servicer of the transactions contemplated by the Sale and Servicing Agreement, except such consents, approvals, authorizations, registrations and qualifications as have been obtained.

                                    5. Neither the transfer of the Initial Home
                  Equity Loans by IMC to the Depositor, nor the execution, delivery or performance by IMC of the Sale and Servicing Agreement and the transactions contemplated thereby (A) conflict with or result in a breach of, or constitute a default under, (i) any term or provision of the formation documents of IMC, as applicable; (ii) any term or provision of any material agreement, deed of trust, mortgage loan agreement, contract, instrument or indenture, or other agreement to which IMC is a party or is bound or to which any of the property or assets of IMC or any of its subsidiaries is subject; (iii) to the best of such counsel's knowledge without independent investigation any order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over IMC; or (iv) any law, rule or regulations applicable to IMC; or (B) to the best of such firm's knowledge without independent investigation, results in the creation or imposition of any lien, charge or encumbrance upon the Trust Estate or upon the Notes.

                                    6. The execution of the Sale and Servicing
                  Agreement is sufficient to convey all of IMC's right, title and interest in the Initial Home Equity Loans to the Depositor and following the consummation of the transaction contemplated by Section 2.05 of the Pooling and Servicing Agreement, the transfer of the Initial Home Equity Loans by IMC to the Depositor is a sale thereof.

                                    7. There are, to the best of such counsel's
                  knowledge without independent investigation, no actions, proceedings or investigations pending with respect to which IMC has received service of process or threatened against IMC before any court, administrative agency or other tribunal (a) asserting the invalidity of any of the Agreements or the Notes, (b) seeking to prevent the consummation of any of the transactions contemplated by the Agreements or (c) which would materially and adversely affect the performance by IMC of its obligations under, or the validity or enforceability of, the Sale and Servicing Agreement or this Agreement.

         G. Arter & Hadden LLP, special counsel for the Depositor, shall have furnished to the Underwriters their written opinion, addressed to the Underwriters and dated the Closing Date, in form an substance satisfactory to the Underwriters, to the effect that:

                                    1. The Depositor has been duly organized and
                  is validly existing as a corporation in good standing under the laws of the State of Delaware and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business so requires. The Depositor has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged and to enter into and perform its obligations under the Agreements and to cause the Securities to be issued.

                                    2. The Depositor is not in violation of its
                  certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor.

                                    3. The Agreements to which the Depositor is
                  a party have been duly authorized, and when duly executed and delivered by the Depositor and, assuming the due authorization, execution and delivery of such agreements by the other parties thereto, such agreements constitute valid and binding obligations, enforceable against the Depositor in accordance with their respective terms, subject as to enforceability to (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (y) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (z) with respect to rights of indemnity under this Agreement and the Indemnification Agreement, limitations of public policy under applicable securities laws.

                                    4. The execution, delivery and performance
                  of the Agreements to which the Depositor is a party by the Depositor, the consummation of the transactions contemplated hereby and thereby, and the issuance and delivery of the Notes do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor or any of its subsidiaries is subject, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Depositor, nor will such actions result in a violation of the provisions of the certificate of incorporation or by-laws of the Depositor or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Depositor.

                                    5. The directions by the Depositor to the
                  Trustees to execute, issue, authenticate and deliver the Notes have been duly authorized by the Depositor and, assuming that the Trustees have been duly authorized to do so, when executed, authenticated and delivered by the Indenture Trustee in accordance with the Indenture, the Notes will be validly issued and outstanding and will be entitled to the benefits of the Indenture.

                                    6. No consent, approval, authorization,
                  order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the Securities, and the sale of the Notes to the Underwriters, or the consummation by the Depositor of the other transactions contemplated by the Agreements, except such consents, approvals, authorizations, registrations or qualifications as may be required State securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters or as have been previously obtained.

                                    7. There are not, to the best of such
                  counsel's knowledge, after reasonable independent investigation, any actions, proceedings or investigations pending with respect to which the Depositor has received service of process before or, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject:
                  (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of the Agreements or the Notes; (c) seeking to prevent the issuance of the Notes or the consummation by the Depositor of any of the transactions contemplated by the Agreements; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, the Agreements or the Notes.

                                    8. The execution of the Sale and Servicing
                  Agreement is sufficient to convey all of the Depositor's right, title and interest in the Initial Home Equity Loans to the Issuer and following the consummation of the transaction contemplated by Section 2 of the Sale and Servicing Agreement, the transfer of the Initial Home Equity Loans by the Depositor to the Issuer is a sale thereof.

         H. The documents listed in Schedule B hereto shall have been executed and delivered and the Underwriters shall be entitled to rely on any such opinions as though the same were addressed to the Underwriters.

         I. The Underwriters shall have received an opinion of Richards, Layton & Finger, counsel to the Owner Trustee, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters, to the effect that:

                                    1. The Owner Trustee is a Delaware banking
                  corporation duly incorporated and validly existing under the laws of the State of Delaware.

                                    2. The Owner Trustee has the full power and
                  authority to accept the office of owner trustee under the Trust Agreement and to enter into and perform its obligations under the Trust Agreement and the transactions contemplated thereby.

                                    3. The execution and delivery of the Trust
                  Agreement by the Owner Trustee and the performance by the Owner Trustee of its obligations under the Trust Agreement have been duly authorized by all necessary action of the Owner Trustee and the Trust Agreement has been duly executed and delivered by the Owner Trustee.

                                    4. The Trust Agreement constitutes valid and
                  binding obligations of the Owner Trustee enforceable against the Owner Trustee in accordance with its terms, except as the enforceability thereof may be (a) limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the rights of creditors generally, and
                  (b) subject to general principals of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                                    5. The execution and delivery by the Owner
                  Trustee of the Trust Agreement and the consummation of the transactions contemplated thereby do not require any consent, approval or authorization of, or any registration or filing with, any applicable governmental authority of the State of Delaware which has not been obtained or done.

                                    6. Neither the consummation by the Owner
                  Trustee of the transactions contemplated in the Trust Agreement, nor the fulfillment of the terms thereof by the Owner Trustee will conflict with, result in a breach or violation of, or constitute a default under the Articles of Association, ByLaws or other organizational documents of the Owner Trustee

         J. The Underwriters shall have received an opinion of Richards, Layton & Finger, special Delaware counsel for the Issuer dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters, to the effect that:

                                    1. The Trust Agreement is the legal, valid
                  and binding agreement of the Owner Trustee, and the Depositor, enforceable against the Owner Trustee, and the Depositor in accordance with its terms subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent conveyance and similar laws relating to and affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

                                    2. The Certificate of Trust has been duly
                  filed with the Secretary of State of the State of Delaware. The Issuer as been duly formed and is validly existing as a business trust under the Delaware Business Trust Act.

                                    3. The Issuer has the power and authority
                  under the Trust Agreement and the Delaware Business Trust Act to execute, deliver and perform its obligations under the Trust Agreement, the Indenture, the Sale and Servicing Agreement, the Notes and the Residual Interests and to issue the Securities.

                                    4. The Issuer has duly authorized and
                  executed the Trust Agreement, the Indenture, the Sale and Servicing Agreement, the Notes and the Residual Interests.

                                    5. The Trust has the power under the Trust
                  Agreement and the Delaware Business Trust Act to pledge the Trust Estate to the Indenture Trustee as security for the Notes.

                                    6. The Notes have been executed, authorized
                  and delivered by the Owner Trustee upon the order of the Depositor in accordance with the Trust Agreement and the Indenture.

                                    7. To the extent that Article 9 of the
                  Uniform Commercial Code as in effect in the State of Delaware (the "Delaware UCC") is applicable (without regard to conflicts of laws principles), and assuming that the security interest created by the Indenture in the Collateral has been duly created and has attached, upon the filing of a UCC-1 financing statement with the Secretary of State of the State of Delaware, the Indenture Trustee will have a perfected security interest in such Collateral and the proceeds thereof; and such security interest will be prior to any other security interest granted by the Trust that is perfected solely by the filing of financing statements under the Delaware UCC, excluding purchase money security interests under ss.9-312 of the Delaware UCC and temporarily perfected security interests in proceeds under ss.9-306 of the Delaware UCC.

                                    8. No re-filing or other action is necessary
                  under the Delaware UCC in the State of Delaware in order to maintain the perfection of the security interest referenced above except for the filing of continuation statements at five-year intervals.

                                    9. Under ss.3805(b) of the Delaware Business
                  Trust Act, no creditor of any holder of the Residual Interest shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent conveyance and similar laws relating to and affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

                                    10. Under ss.3805(c) of the Delaware
                  Business Trust Act, and assuming that the Sale and Servicing Agreement conveys good title to the Home Equity Loans to the Issuer as a true sale and not as a security arrangement, the Issuer, rather than the holders of the Residual Interest, is the owner of the Home Equity Loans subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent conveyance and similar laws relating to and affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

                                    11. The execution and delivery by the Owner
                  Trustee of the Trust Agreement and, on behalf of the Issuer, of the Indenture and the Sale and Servicing Agreement do not require any consent, approval or authorization of, or any registration or filing with, any governmental authority of the State of Delaware, except for the filing of the Certificate of Trust with the Secretary of State.

                                    12. Neither the consummation by the Owner
                  Trustee of the transactions contemplated by the Trust Agreement or, on behalf of the Trust, the transactions contemplated by the Trust Agreement, Indenture and the Sale and Servicing Agreement nor the fulfillment of the terms thereof by the Owner Trustee will conflict with or result in a breach or violation of any law of the State of Delaware.

         Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the Federal law of the United States of America and the laws of the State of Delaware.

         K. The Underwriters shall have received the favorable opinion dated the Closing Date, from Kutak Rock, counsel to the Note Insurer, in form and scope satisfactory to counsel for the Underwriters, substantially to the effect that:

                                    1. The Note Insurer is a monoline insurance
                  company duly incorporated, validly existing, and in good standing under the laws of the State of New York.

                  The Note Insurer is validly licensed and authorized to issue the Insurance Policy and perform its obligations under the Insurance Agreement in accordance with the terms thereof, under the laws of the State of New York.

                                    2. The Note Insurer has the corporate power
                  to execute and deliver, and to take all action required of it under the Insurance Agreement and the Insurance Policy.

                                    3. The execution, delivery and performance
                  by the Note Insurer of the Insurance Policy, the Indemnification Agreement and Insurance Agreement does not require the consent or approval of, the giving of notice to, the prior registration with, or the taking of any other action in respect of any state or other governmental agency or authority which has not previously been obtained or effected.

                                    4. The Insurance Policy, the Indemnification
                  Agreement and Insurance Agreement have been duly authorized, executed and delivered by the Note Insurer and constitute the legal, valid and binding agreement of the Note Insurer, enforceable against the Note Insurer in accordance with its terms subject, as to enforcement, to (x) bankruptcy, reorganization, insolvency, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferential transfers and equitable subordination, presently or from time to time in effect and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), as such laws may be applied in any such proceeding with respect to the Note Insurer and (y) the qualification that the remedy of specific performance and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings with respect thereto may be brought.

                                    5. To the extent the Insurance Policy
                  constitutes a security within the meaning of Section 2(1) of the Securities Act, it is a security that is exempt from the registration requirements of the Act.

                                    6. The information set forth under the
                  caption, "The Note Insurer" in the Prospectus Supplement, insofar as such information constitutes a description of the Insurance Policy, accurately summarizes such Insurance Policy.

         L. The Underwriters shall have received the favorable opinion of counsel to the Indenture Trustee, dated the Closing Date, addressed to the Underwriters and in form and scope satisfactory to counsel to the Underwriters, to the effect that:

                                    1. The Indenture Trustee is a banking
                  corporation duly incorporated and validly existing under the laws of the State of New York.

                                    2. The Indenture Trustee has the full
                  corporate trust power to execute, deliver and perform its obligations under the Indenture

                                    3. The execution and delivery by the
                  Indenture Trustee of the Indenture and the performance by the Indenture Trustee of its obligations under the Indenture have been duly authorized by all necessary corporate action of the Indenture Trustee.

                                    4. The Indenture is a valid and legally
                  binding obligation of the Indenture Trustee enforceable against the Trustee.

                                    5. The execution and delivery by the
                  Indenture Trustee of the Indenture does not (a) violate the Organization Certificate of the Trustee or the Bylaws of the Indenture Trustee, (b) to such counsel's knowledge, violate any judgment, decree or order of any New York or United States federal court or other New York or United States federal governmental authority by which the Indenture Trustee is bound or (c) assuming the non-existence of any judgment, decree or order of any court or other governmental authority that would be violated by such execution and delivery, violate any New York or United States federal statute, rule or regulation or require any consent, approval or authorization of any New York or United States federal court or other New York or United States federal governmental authority.

                                    6. The Notes have been duly authenticated
                  and delivered by the Indenture Trustee.

                                    7. If the Indenture Trustee were acting as
                  Servicer under Sale and Servicing Agreement as of the date of such opinion, the Indenture Trustee would have the full corporate trust power to perform the obligations of the Servicer under the Sale and Servicing Agreement; and

                                    8. To the best of such counsel's knowledge,
                  there are no actions, proceedings or investigations pending or threatened against or affecting the Indenture Trustee before or by any court, arbitrator, administrative agency or other governmental authority which, if decided adversely to the Indenture Trustee, would materially and adversely affect the ability of the Indenture Trustee to carry out the transactions contemplated in the Indenture.

         M. The Underwriters shall have received the favorable opinion or opinions, dated the date of the Closing Date, of counsel for the Underwriters, with respect to the issue and sale of the Notes, the Registration Statement, this Agreement, the Prospectus and such other related matters as the Underwriters may reasonably require.

         N. The Depositor and IMC shall each have furnished to the Underwriters a certificate, dated the Closing Date and signed by the Chairman of the Board, the President or a Vice President of the Depositor and IMC, respectively, stating as it relates to each such entity:

                                   1. The representations and warranties made by
                  such entity in the Agreements to which it is a party are true and correct as of the Closing Date; and such entity has complied with all agreements contained herein which are to have been complied with on or prior to the Closing Date.

                                   2. The information contained in the
                  Prospectus relating to such entity and the Home Equity Loans is true and accurate in all material respects and nothing has come to his or her attention that would lead such officer to believe that the Registration Statement or the Prospectus includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

                                   3. There has been no amendment or other
                  document filed affecting the Certificate of Incorporation or bylaws of the Depositor since November 10, 1994 or the formation documents of IMC since June 19, 1996 and no such amendment has been authorized. No event has occurred since March 31, 1998 which has affected the good standing of the Depositor under the laws of the State of Delaware or since March 31, 1998 which has affected the good standing of IMC under the laws of the State of Florida.

                                   4. There has not occurred any material
                  adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of such entity from March 31, 1998.

         In addition to the foregoing, the IMC certificate shall state that the representations and warranties set forth in Sections 1 D, E, F, G, H, K, L, M, N, O, P and R of this Agreement are made by IMC instead of the Depositor and are true as to IMC as though such representations and warranties were fully set forth in such certificate.

         O. The Indenture Trustee shall have furnished to the Underwriters a certificate of the Indenture Trustee, signed by one or more duly authorized officers of the Indenture Trustee, dated the Closing Date, as to the due authorization, execution and delivery of the Indenture by the Indenture Trustee and the acceptance by the Indenture Trustee of the trusts created thereby and the due authentication and delivery of the Notes by the Indenture Trustee thereunder and such other matters as the Representative shall reasonably request.

         P. The Notes shall have been rated in the respective rating categories and by the nationally recognized statistical rating organizations described in the Prospectus Supplement under "Ratings."

         Q. The Depositor shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably have requested not less than three full business days prior to the Closing Date.

         R. Prior to the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained, and all proceedings taken by the Depositor in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

         S. Subsequent to the execution and delivery of this Agreement none of the following shall have occurred: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by federal or state authorities;
         (iii) the United States shall have become engaged in hostilities, there shall have been an escalation of hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; (iv) any of the ratings assigned to the claims paying ability of the Note Insurer shall have been placed on credit watch, withdrawn or downgraded; or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets of the United States shall be such) as to make it in each of the instances set forth in clauses (i), (ii), (iii), (iv) and
         (v) herein, in the reasonable judgment of the Underwriters, impractical or inadvisable to proceed with the public offering or delivery of the Notes on the terms and in the manner contemplated in the Prospectus.

         T. The Underwriters shall have received from each of Coopers & Lybrand L.L.P. and Deloitte & Touche LLP, certified public accountants, a letter dated the date of the Prospectus Supplement and a letter dated the date hereof and satisfactory in form and substance to the Underwriters and their counsel, to the effect that they have performed certain specified procedures, all of which have been agreed to by the Underwriters, as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus Supplement on the cover page thereof and under the captions "Summary of Terms - The Home Equity Loans", "Risk Factors - Risk of Home Equity Loan Coupon Rates Reducing the Note Rate," "The Seller and Servicer General", "The Seller and Servicer - Delinquency, Loan Loss and Foreclosure Information" and "The Home Equity Loan Pool - General," agrees with the records of the Depositor excluding any questions of legal interpretation.

         U. The Insurance Policy and the Insurance Agreement shall have been issued by the Note Insurer and shall have been duly authenticated by an authorized agent of the Note Insurer, if so required under applicable state law or regulations.

         If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Depositor at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 7.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Underwriters and their counsel.

         SECTION 7. Payment of Expenses. The Depositor agrees to pay: (a) the costs incident to the authorization, issuance, sale and delivery of the Notes and any taxes payable in connection therewith; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of reproducing and distributing this Agreement; (e) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions designated by the Underwriters as provided in Section 5(H) hereof and of preparing, printing and distributing a Blue Sky Memorandum and a Legal Investment Survey (including related fees and expenses of counsel to the Underwriters); (f) any fees charged by securities rating services for rating the Notes; (g) the costs of the accountant's letters referred to in Section 6(T) hereof; and (h) all other costs and expenses incident to the performance of the obligations of the Depositor (including costs and expenses of your counsel); provided that, except as provided in this Section 7, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Notes which they may sell and the expenses of advertising any offering of the Notes made by the Underwriters, and the Underwriters shall pay the cost of any accountant's letters relating to any Computational Materials and ABS Term Sheets.

         If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 6 or Section 11, the Depositor shall cause the Underwriters to be reimbursed for all reasonable out-of-pocket expenses, including fees and disbursements of Stroock & Stroock & Lavan LLP, counsel for the Underwriters.

         SECTION 8. Indemnification and Contribution. A. The Depositor agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls or such Underwriter within the meaning of Section 15 of the Securities Act from and against any and all loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Notes), to which such Underwriter or any such controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereof or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment thereof or supplement thereto, or (iv) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and shall reimburse such Underwriter and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Depositor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus, or any amendment thereof or supplement thereto, or the Registration Statement, or any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Depositor by or on behalf of such Underwriter specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the Depositor may otherwise have to any Underwriter or any controlling person of any of such Underwriter. The only information furnished by the Underwriters or on behalf of the Underwriters for use in connection with the preparation of the Registration Statement or the Prospectus is described in Section 8(I) hereof.

         B. Each Underwriter severally agrees to indemnify and hold harmless the Depositor, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Depositor within the meaning of Section 15 of the Securities Act against any and all loss, claim, damage or liability, or any action in respect thereof, to which the Depositor or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereof or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment thereof or supplement thereto, or (iv) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Depositor by or on behalf of such Underwriter specifically for inclusion therein, and shall reimburse the Depositor and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Depositor or any director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Depositor or any such director, officer or controlling person. The only information furnished by the Underwriters or on behalf of the Underwriters for use in connection with the preparation of the Registration Statement or the Prospectus is described in Section 8(I) hereof.

         C. Promptly after receipt by any indemnified party under this Section 8 of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8.

         If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, except to the extent provided in the next following paragraph, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to one local counsel per jurisdiction) at any time for all such indemnified parties, which firm shall be designated in writing by the related Underwriter, if the indemnified parties under this Section 8 consist of one or more Underwriters or any of its or their controlling persons, or the Depositor, if the indemnified parties under this Section 8 consist of the Depositor or any of the Depositor's directors, officers or controlling persons.

         Each indemnified party, as a condition of the indemnity agreements contained in Section 8(A) and 8(B) shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

         Notwithstanding the foregoing paragraph, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

         D. [Reserved]

         E. Each Underwriter severally agrees, assuming all Seller-Provided Information is accurate and complete in all material respects, to indemnify and hold harmless the Depositor, each of the Depositor's officers and directors and each person who controls the Depositor within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Computational Materials and ABS Term Sheets provided by such Underwriter and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. The obligations of an Underwriter under this Section 8(E) shall be in addition to any liability which such Underwriter may otherwise have.

         The procedures set forth in Section 8(C) shall be equally applicable to this Section 8(E).

         F. If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(A), 8(B) or 8(E) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Depositor on the one hand and the related Underwriter on the other, from the offering of the related Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8C., in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor on the one hand and the related Underwriter on the other, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.

         The relative benefits of the Depositor and an Underwriter shall be deemed to be in such proportion as the total net proceeds from the offering (before deducting expenses) received by the Depositor bear to the total underwriting discounts and commissions as set forth on the cover page of the Prospectus Supplement received by such Underwriter.

         The relative fault of an Underwriter and the Depositor shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Depositor or by such Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission and other equitable considerations.

         The Depositor and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(F) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(F) shall be deemed to include, for purposes of this Section 8(F), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

         For purposes of this Section 8, in no case shall any Underwriter be responsible for any amount in excess of the amount of the underwriting discounts and commissions received by such Underwriter in connection with its purchase of the Notes. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         G. For purposes of this Section 8, as to each Underwriter the term "Computational Materials" and "ABS Term Sheets" means such portion, if any, of the information delivered to the Depositor by such Underwriter pursuant to
Section 4(B) for filing with the Commission on Form 8-K as:

                  (i) is not contained in the Prospectus without taking into account information incorporated therein by reference through a Form 8-K; and

                  (ii) does not constitute Seller-Provided Information.

         "Seller-Provided Information" means any computer tape (or other information) furnished to any Underwriter by or on behalf of the Seller and Servicer concerning the assets comprising the Trust Estate.

         H. The Seller and Servicer agrees to indemnify each indemnified party referred to in Section 8(A) hereof with respect to Seller-Provided Information to the same extent as the indemnity granted under such section. The procedures set forth in Section 8(C) shall be equally applicable to this Section 8(H).

         I. Each Underwriter confirms that the information regarding such Underwriter set forth in the last paragraph on the cover page of the Prospectus Supplement and the information regarding such Underwriter set forth under the caption "Underwriting" in the Prospectus Supplement is correct, and the parties hereto acknowledge that such information constitutes the only information furnished in writing by or on behalf of any Underwriter for use in connection with the preparation of the Registration Statement or the Prospectus.

         SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Depositor submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or controlling persons thereof, or by or on behalf of the Depositor and shall survive delivery of any Notes to the Underwriters.

         SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters participating in the public offering of the Notes shall fail at the Closing Date to purchase the Notes which it is (or they are) obligated to purchase hereunder (the "Defaulted Notes"), then the non-defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Underwriters have not completed such arrangements within such 24-hour period, then:

                  (i) if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of the Notes to be purchased pursuant to this Agreement, the non-defaulting Underwriters named in this Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or

                  (ii) if the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of the Notes to be purchased pursuant to this Agreement, this Agreement shall terminate, without any liability on the part of any non-defaulting Underwriters.

         No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from the liability with respect to any default of such Underwriter under this Agreement.

         In the event of a default by any Underwriter as set forth in this
Section 10, each of the Underwriters and the Depositor shall have the right to postpone the Closing Date for a period not exceeding five Business Days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

         SECTION 11. Termination of Agreement. The Underwriters may terminate this Agreement immediately upon notice to the Depositor, at any time at or prior to the Closing Date if any of the events or conditions described in Section 6(T) of this Agreement shall occur and be continuing. In the event of any such termination, the covenant set forth in Section 5(G), the provisions of Section 7, the indemnity agreement set forth in Section 8, and the provisions of Sections 9 and 15 shall remain in effect.

         SECTION 12. Obligations of IMC. IMC agrees with the Underwriters, for the sole and exclusive benefit of each such Underwriter and each person controlling such Underwriter within the meaning of the Securities Act and not for the benefit of any assignee thereof or any other person or persons dealing with such Underwriter, in consideration of and as an inducement to their agreement to purchase the Notes from the Depositor, to indemnify and hold harmless each Underwriter against any failure by the Depositor to perform its obligations to the Underwriters hereunder, including, without limitation, any failure by the Depositor to honor any obligation to any Underwriter pursuant to
Section 8 hereof.

         SECTION 13. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

         A. if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019 Attention: Barbara Dawson, 11th Floor (Fax: 212-713-8376) with a copy to John Fearey, 12th Floor, at the same address; and

         B. if to the Depositor, shall be delivered or sent by mail, telex or facsimile transmission to care of IMC Securities, Inc., 5901 East Fowler Avenue, Tampa, Florida 33617-2362 Attention: Thomas Middleton (Fax: (813) 935-0227).

         SECTION 14. Persons Entitled to the Benefit of this Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Depositor, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any of the Underwriters within the meaning of Section 15 of the Securities Act, and for the benefit of directors of the Depositor, officers of the Depositor who have signed the Registration Statement and any person controlling the Depositor within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         SECTION 15. Survival. The respective indemnities, representations, warranties and agreements of the Depositor and the Underwriters contained in this Agreement, or made by or on behalf of them, respectively, pursuant to the shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

         SECTION 16. Definition of the Term "Business Day". For purposes of this Agreement, "Business Day" means any day on which the New York Stock Exchange, Inc. is open for trading.

         SECTION 17. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of law rules thereof.

         The parties hereto hereby submit to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the city and County of New York, and appellate court from any thereof, in any action, suit or proceeding brought against it or in connection with this Agreement or any of the related documents or the transactions contemplated hereunder or for recognition or enforcement of any judgment, and the parties hereto hereby agree that all claims in respect of any such action or proceeding may be heard or determined in New York State court or, to the extent permitted by law, in such federal court.

         SECTION 18. Counterparts. This Agreement may be executed in counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         SECTION 19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         If the foregoing correctly sets forth the agreement between the Depositor, IMC and the Underwriters, please indicate your acceptance in the space provided for the purpose below.

                                             Very truly yours,

                                             IMC SECURITIES, INC.


                                             By:   /s/  Laurie S. Williams
                                                   -------------------------
                                                   Name:  Laurie S. Williams
                                                   Title: Vice President


                                             IMC MORTGAGE COMPANY

                                             By:   /s/  Laurie S. Williams
                                                   -------------------------
                                                   Name:  Laurie S. Williams
                                                   Title: Vice President

CONFIRMED AND ACCEPTED,
as of the date first above written:

PAINEWEBBER INCORPORATED
Acting on its own behalf and as
Representative of the several Underwriters


By:   /s/  Barbara Dawson
      ----------------------
      Name:   Barbara Dawson
      Title:  Managing Director

                                   SCHEDULE A





                       Underwriters                                             Principal Amount
                      -------------                                             ----------------

PaineWebber Incorporated                                                            $150,000,000
Bear, Stearns & Co. Inc.                                                            $150,000,000
Deutche Bank Securities Inc.                                                        $150,000,000
Nomura Securities International, Inc.                                               $150,000,000

Total                                                                               $600,000,000



                            Purchase Price Percentage


                                     99.75%



                    Selling Concession                                        Reallowance Discount
                    ------------------                                        --------------------

                          0.15%                                                      0.10%

                                   SCHEDULE B
                                   ----------

             (a) An Issuer Order authorizing the authentication and delivery of the Notes by the Indenture Trustee.

             (b) All of the items of Collateral which shall be delivered to the Indenture Trustee or its designee.

             (c)    An executed counterpart of the Trust Agreement.

             (d) Opinions of Counsel addressed to the Indenture Trustee and the Note Insurer to the effect that:

                    (i) all instruments furnished to the Indenture Trustee as conditions precedent to the authentication of the Notes by the Indenture Trustee pursuant to the Indenture conform to the requirements of the Indenture and constitute all the documents required to be delivered thereunder for the Indenture Trustee to authenticate the Notes;

                    (ii) all conditions precedent provided for in the Indenture relating to the authentication of the Notes have been complied with;

                    (iii) the Owner Trustee has power and authority to execute, deliver and perform its obligations under the Trust Agreement;

                    (iv) the Issuer has been duly formed, is validly existing as a business trust under the laws of the State of Delaware, 12 Del. C. Section 3801, et seq., and has power, authority and legal right to execute and deliver the Indenture, the Insurance Agreement and the Sale and Servicing Agreement;

                    (v) assuming due authorization, execution and delivery thereof by the Indenture Trustee, the Indenture is the valid, legal and binding obligation of the Issuer, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent or preferential conveyance and other similar laws of general application affecting the rights of creditors generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                    (vi) the Notes, when executed and authenticated as provided herein and delivered against payment therefor, will be the valid, legal and binding obligations of the Issuer pursuant to the terms of the Indenture, entitled to the benefits of the Indenture, and will be enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent or preferential conveyance and other similar laws of general application affecting the rights of creditors generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                   (vii) the Trust Agreement authorizes the Issuer to Grant the Collateral to the Indenture Trustee as security for the Notes and the Owner Trustee has taken all necessary action under the Trust Agreement to Grant the Collateral to the Indenture Trustee;

                   (viii) the Indenture has been duly qualified under the Trust
                          Indenture Act and the Notes have been registered under the Securities Act;

                   (ix) the Indenture, together with the Grant of the Collateral to the Indenture Trustee, creates a valid security interest in the Collateral in favor of the Indenture Trustee for the benefit of the Owners;

                    (x) such action has been taken with respect to delivery of possession of the Collateral, and with respect to the execution and filing of the Indenture and any financing statements as are necessary to make effective and to perfect a first priority security interest created by the Indenture in the Collateral in favor of the Indenture Trustee, except that with respect to the Mortgage Notes, possession of such Mortgage Notes must be maintained by the Indenture Trustee or an agent of the Indenture Trustee (other than the Issuer, an Affiliate of the Issuer, or a "securities intermediary," as defined in Section 8.102 of the UCC); and

                     (xi) no authorization, approval or consent of any
                          governmental body having jurisdiction in the premises which has not been obtained by the Issuer is required to be obtained by the Issuer for the valid issuance and delivery of the Notes, except that no opinion need be expressed with respect to any such authorizations, approvals or consents as may be required under any state securities "blue sky" laws.

            (e)   An Officer's Certificate complying with the requirements of
                  Section 11.1 of the Indenture and stating that:

                  (i) the Issuer is not in Default under this Indenture and the issuance of the Notes applied for will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the Trust Agreement, any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject, and that all conditions precedent provided in the Indenture relating to the authentication and delivery of the Notes applied for have been complied with;

                   (ii) the Issuer is the owner of all of the Initial Home Equity Loans, has not assigned any interest or participation in the Initial Home Equity Loans (or, if any such interest or participation has been assigned, it has been released) and has the right to Grant all of the Home Equity Loans to the Indenture Trustee;

                   (iii) the Issuer has Granted to the Indenture Trustee all of its right, title, and interest in the Collateral, and has delivered or caused the same to be delivered to the Indenture Trustee;

                   (iv) attached thereto are true and correct copies of letters signed by Moody's and Standard & Poor's confirming that the Notes have been rated "Aaa" and "AAA" by Moody's and Standard & Poor's, respectively; and

                   (v) all conditions precedent provided for in the Indenture relating to the authentication of the Notes have been complied with.